As filed with the Securities and Exchange Commission on March 18, 2009
Registration No. 333- 157959

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Glu Mobile Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-2143667
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
2207 Bridgepointe Parkway, Suite 250
San Mateo, California 94404
(Address of Principal Executive Offices)
2007 Equity Incentive Plan
2007 Employee Stock Purchase Plan
(Full Titles of the Plans)

L. Gregory Ballard
President and Chief Executive Officer
Glu Mobile Inc.
2207 Bridgepointe Parkway, Suite 250
San Mateo, California 94404
(650) 532-2400
(Name and Address of Agent For Service)

Copies to:

Kevin S. Chou, Esq. Vice President and General Counsel Glu Mobile Inc. 2207 Bridgepointe Parkway Suite 250 San Mateo, CA 94404	David A. Bell, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
          The Registrant files this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-157959) filed with the Securities and Exchange Commission on March 13, 2009 (the “Registration Statement”) solely to replace Exhibit 5.01 thereto, in order to correct a typographical error (which inadvertently overstated the aggregate number of shares being registered on the Registration Statement by 39).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
          (a) Exhibits. The exhibits listed on the Exhibit Index (following the Signatures section of this Registration Statement) are included, or incorporated by reference, in this Registration Statement.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on March 18, 2009.

GLU MOBILE INC.
By:	/s/ L. Gregory Ballard
L. Gregory Ballard
President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ L. Gregory Ballard L. Gregory Ballard	President, Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2009

* Eric R. Ludwig	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 18, 2009

* Daniel L. Skaff	Lead Independent Director	March 18, 2009

* Ann Mather	Director	March 18, 2009

* William J. Miller	Director	March 18, 2009

* Richard A. Moran	Director	March 18, 2009

* Hany M. Nada	Director	March 18, 2009

* A. Brooke Seawell	Director	March 18, 2009

* Ellen F. Siminoff	Director	March 18, 2009

*	By	/s/ L. Gregory Ballard
L. Gregory Ballard, Attorney-In-Fact

EXHIBIT INDEX

		Incorporated by Reference
Exhibit					Filing	Filed
Number	Exhibit Description	Form	File No.	Exhibit	Date	Herewith

4.01	Restated Certificate of Incorporation of Glu Mobile Inc.	S-1/A	333-139493	3.02	02/14/07

4.02	Amended and Restated Bylaws of Glu Mobile Inc.	8-K	001-33368	99.01	10/28/08

4.03	Form of Registrant’s Common Stock Certificate.	S-1/A	333-139493	4.01	02/14/07

4.04	Amended and Restated Investors’ Rights Agreement, dated	S-1	333-139493	4.02	12/19/06
	as of March 29, 2006, by and among Glu Mobile Inc. and
	certain investors of Glu Mobile Inc. and the Amendment
	No. 1 and Joinder to the Amended and Restated Investor
	Rights Agreement dated May 5, 2006, by and among Glu
	Mobile Inc. and certain investors of Glu Mobile Inc.

4.05	2007 Equity Incentive Plan and forms of (a) Notice of	S-1/A	333-139493	10.03	02/16/07
	Stock Option Grant, Stock Option Award Agreement and
	Stock Option Exercise Agreement, (b) Notice of
	Restricted Stock Award and Restricted Stock Agreement,
	(c) Notice of Stock Appreciation Right Award and Stock
	Appreciation Right Award Agreement, (d) Notice of
	Restricted Stock Unit Award and Restricted Stock Unit
	Agreement and (e) Notice of Stock Bonus Award and Stock
	Bonus Agreement.

4.07	Forms of Stock Option Award Agreement (Immediately	10-Q	001-33368	10.05	08/14/08
	Exercisable) and Stock Option Exercise Agreement
	(Immediately Exercisable) under the Glu Mobile Inc.
	2007 Equity Incentive Plan.

4.06	2007 Employee Stock Purchase Plan, as amended on	10-Q	001-33368	10.02	08/14/08
	April 20, 2007.

4.07	2007 Employee Stock Purchase Plan, as amended on	10-K	001-33368	10.05	03/13/09
	January 22, 2009

5.01	Opinion of Kevin S. Chou, Esq.					X

23.01	Consent of Kevin S. Chou, Esq. (included in	S-8	333-157959	23.01	03/13/09
	Exhibit 5.01).

23.02	Consent of PricewaterhouseCoopers LLP, independent	S-8	333-157959	23.02	03/13/09
	registered public accounting firm.

24.01	Power of Attorney (included on signature page to the	S-8	333-157959	24.01	03/13/09
	Registration Statement).